Exhibit 99.1

Unaudited Pro Forma Balance Sheet as of August 24, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

OCEANLIGHT ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

August 24, 2026

	August 10, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$889,131	$(14,001)	(e)	$522,130
		(11,000)	(g)
		(12,000)	(g)
		(140,000)	(j)
		(190,000)	(k)
Advance – related party		190,000	(k)	190,000
Prepaid expenses	-	140,000	(j)	147,752
	-	7,752	(e)
Total Current Assets	889,131	(29,249)		859,882

Cash and investments held in Trust Account	100,000,000	15,000,000	(a)	115,126,630
		75,000	(b)
		(75,000)	(c)
		126,630	(d)
Deferred offering costs	-	75,000	(c)	-
		47,664	(h)
		(122,664)	(l)
Total Assets	$100,889,131	$15,097,381		$115,986,512

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$104,413	$3,644	(i)	$95,840
		9,032	(i)
		(6,249)	(e)
		(15,000)	(g)
Over-allotment option liability	139,839	(139,839)	(f)	-
Total Current Liabilities	244,252	(148,412)		95,840
Total Liabilities	244,252	(148,412)		95,840

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares and 11,500,000 shares at redemption value of $10.00 and $10.01 per share, as actual and adjusted, respectively	100,000,000	15,000,000	(a)	115,126,630
		126,630	(d)
Shareholders’ Equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 5,334,750 shares and 5,382,250 shares issued and outstanding, as actual and adjusted, respectively (excluding 10,000,000 shares and 11,500,000 shares subject to possible redemption, as actual and adjusted, respectively)	534	1	(b)	538
		3	(h)
Additional paid-in capital	688,141	74,999	(b)	701,346
		(122,664)	(l)
		(126,630)	(d)
		139,839	(f)
		47,661	(h)
Accumulated deficit	(43,796)	126,630	(d)	62,158
		(3,644)	(i)
		(9,032)	(i)
		(8,000)	(g)
Total Shareholders’ Equity	644,879	119,163		764,042
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$100,889,131	$15,097,381		$115,986,512

The accompany notes are an integral part of the unaudited pro forma financial statement.

OCEANLIGHT ACQUISITION CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of OceanLight Acquisition Corporation (the “Company”) as of August 10, 2026, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on August 24, 2026 as described below.

On August 10, 2026, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which OceanLight Capital Sponsor Ltd. (the “Sponsor”) purchased 211,250 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,112,500.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On August 21, 2026, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,500,000 Option Units at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on August 24, 2026, generating total gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 7,500 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of approximately $75,000.

A total of $115,000,000 ($10.00 per Unit) of the net proceeds from the sales of Units in the IPO on August 10, 2026, the Option Units and the Private Placement Units on August 24, 2026, was placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash and investments held in Trust Account	$15,000,000
	Ordinary share subject to possible redemption		$15,000,000
	To record the sale of 1,500,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in Trust Account	$75,000
	Ordinary shares		$1
	Additional paid-in capital		$74,999
	To record the sale of 7,500 Private Placement Units at $10.00 per Unit

(c)	Deferred offering costs	$75,000
	Cash and investments held in Trust Account		$75,000
	To record payment of underwriting commission (0.50% of sale of Option Units proceeds)

(d)	Cash and investments held in Trust Account	$126,630
	Interest earned in investments held in Trust Account		$126,630
	Additional paid-in capital	$126,630
	Ordinary share subject to possible redemption		$126,630
	To record interest earned in Trust Account and to reclassify interest income to temporary equity

(e)	Prepaid expense	$7,752
	Accrued offering costs	6,249
	Cash		$14,001
	To record prepaid trust fees

(f)	Over-allotment liability	$139,839
	Additional paid-in capital		$139,839
	To reverse over-allotment option liability

(g)	Accrued expenses	$15,000
	Audit fees	8,000
	Cash		$11,000
	Cash		12,000
	To record payments of professional fees

(h)	Deferred offering costs	$47,664
	Ordinary shares		$3
	Additional paid-in capital		47,661
	To record issuance of 30,000 representative shares to underwriter at fair market value

(i)	Insurance expense	$3,644
	Administrative service expense	9,032
	Accounts payable and accrued expenses		$3,644
	Accounts payable and accrued expenses		9,032
	To record accrued expenses

(j)	Prepaid expenses	$140,000
	Cash		$140,000
	To record prepayment of legal and the Sponsor’s administrative fees

(k)	Advance - related party	$190,000
	Cash		$190,000
	To record the Sponsor’s withdrawal of cash for D&O insurance payment

(l)	Additional paid-in capital	$122,664
	Deferred offering costs		$122,664
	To record the charge of deferred offering costs to APIC

F-4